                                                                    NEWS RELEASE
                                                       Contact: Robert M. Plante
[SUBURBAN PROPANE LOGO]                 Vice President & Chief Financial Officer
                                           P.O. Box 206, Whippany, NJ 07981-0206
                                                             Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

 SUBURBAN PROPANE PARTNERS, L.P. DECLARES QUARTERLY DISTRIBUTION OF $0.6125
                  PER COMMON UNIT FOR FISCAL 2006 FIRST QUARTER

WHIPPANY, NEW JERSEY, JANUARY 19, 2006 -- Suburban Propane Partners, L.P.
(NYSE:SPH), a marketer of propane gas, fuel oil and related products and services nationwide, today announced its Board of Supervisors declared a quarterly distribution of $0.6125 per Common Unit for the three months ended
December 24, 2005. The distribution equates to $2.45 per Common Unit annualized and is payable on February 7, 2006 to Common Unitholders of record as of January
31, 2006.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey,
Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 customer service centers in 30 states.